                                                                    Exhibit 12.1


                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

                                                   Six
                                                  Months
                                                  Ended                          Year Ended September 30,
                                                 March 31,       --------------------------------------------------------
                                                   2001            2000            1999            1998            1997
                                                 --------        --------        --------        --------        --------
EARNINGS:
Earnings before income taxes                     $ 69,928        $ 82,882        $ 63,139        $ 57,007        $ 63,275
Interest expense                                    9,912          18,135          17,317          17,383          16,696
Amortization of debt discount and expense             123             218             215             200             176
Interest component of rental expense                  650           1,318           1,539           1,624           1,887
                                                 --------        --------        --------        --------        --------
                                                 $ 80,613        $102,553        $ 82,210        $ 76,214        $ 82,034
                                                 ========        ========        ========        ========        ========

FIXED CHARGES:
Interest expense                                 $  9,912        $ 18,135        $ 17,317        $ 17,383        $ 16,696
Amortization of debt discount and expense             123             218             215             200             176
Allowance for funds used during
    construction (capitalized interest)                16              17              36              39             114
Interest component of rental expense                  650           1,318           1,539           1,624           1,887
                                                 --------        --------        --------        --------        --------
                                                 $ 10,701        $ 19,688        $ 19,107        $ 19,246        $ 18,873
                                                 ========        ========        ========        ========        ========

Ratio of earnings to fixed charges                   7.53            5.21            4.30            3.96            4.35
                                                 ========        ========        ========        ========        ========